EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ENACTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Bret Scholtes and Jeffrey Benjamin, the Chief Executive Officer and Chief Accounting Officer, respectively, of Guardion Health Sciences, Inc. (the “Company”), hereby certify that based on the undersigned’s knowledge:

(1)	The Company’s Annual Report on Form 10-K/A for the period ended December 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 1, 2023	/s/ Bret Scholtes
Bret Scholtes
Chief Executive Officer
(Principal Executive Officer)

May 1, 2023	/s/ Jeffrey Benjamin
Jeffrey Benjamin
Chief Accounting Officer
(Principal Financial and Accounting Officer)